UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 6, 2002

Supreme Holdings, Inc.

(Exact name of registrant as specified in charter)

Nevada

(State of other jurisdiction of incorporation or organization)

88-0460457

(I.R.S. Employer Identification Number)

Financial Center, 5056 Westheimer, Suite, 840 Houston, Texas

(Address of Principal Executive Office)

77056

(Zip Code)

Registrant's Executive Office Telephone Number: (713) 621-4799

Former Name or address if changed since last report:  Supreme Hospitality

(page)

Table Of Contents

Item 5: Other Events	3
Signatures	3
Exhibit 3.1 Amended Articles of Incorporation Article I	4
Exhibit 3.1a Amended Articles of Incorporation Article II	5

(page)

ITEM 5:  Other Events

On, November 6, 2002 the shareholders voted and approved the name change from Supreme Hospitality to Supreme Holdings, Inc., at the special meeting of shareholders held in San Antonio, Texas at 1:00 PM.  The name change became legally effective on December 3, 2002.  The name change has been reflected in the registrant’s Amended Articles of Incorporation, article I and the document is attached as exhibit 3.1.

On, August 19, 2002 the shareholders voted and approved to amend the Company’s Certificate of Incorporation to increase the Company’s authorized number of shares of Common Stock from fifty million to one hundred million and to increase the Company’s authorized number of shares of Preferred Stock from one million to five million.   This meeting was an annual meeting for the year ending December 31, 2001 and was held in San Antonio, Texas at 1:00 PM.  The meeting was called in the manner prescribed by law and the by-laws of the corporation, and the Notice of Meeting along with the proxy statement for the Notice of Meeting was mailed on August 8, 2002 to each stockholder of record entitled to vote at the meeting.  The approved changes have been reflected in the registrant’s Amended Articles of Incorporation, article II and the document is attached as exhibit 3.1a.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Supreme Holdings, Inc.

By: /s/ Thomas John Cloud, Jr.

Thomas John Cloud, Jr.

President and CEO

Date: December 6, 2002

3